EXHIBIT 24

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Raoul Smyth and Robert S. Holcombe , and each of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ LAWRENCE M. HIGBY Lawrence M. Higby	President, Chief Executive Officer and Director (Principal Executive Officer)	April 21, 2004
/s/ AMIN I. KHALIFA Amin I. Khalifa	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 21, 2004
/s/ RALPH V. WHITWORTH Ralph V. Whitworth	Director and Chairman of the Board	April 21, 2004
/s/ VICENTE ANIDO, JR. Vicente Anido, Jr.	Director	April 21, 2004
/s/ I.T. CORLEY I.T. Corley	Director	April 21, 2004
/s/ DAVID L. GOLDSMITH David L. Goldsmith	Director	April 21, 2004
/s/ RICHARD H. KOPPES Richard H. Koppes	Director	April 21, 2004
/s/ PHILIP R. LOCHNER, JR. Philip R. Lochner, Jr.	Director	April 21, 2004
/s/ JERI L. LOSE Jeri L. Lose	Director	April 21, 2004
/s/ BEVERLY BENEDICT THOMAS Beverly Benedict Thomas	Director	April 21, 2004